Exhibit 10.1

                                                               Execution Version




                            ASSET PURCHASE AGREEMENT


                           dated as of August 27, 2004



                                  By and Among


                          NEXANS MAGNET WIRE USA INC.,

                                   as Seller,

                               NEXANS CANADA INC.,


                                 NEXANS USA INC.

                                       and

                               ESSEX GROUP, INC.,

                                  as Purchaser


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ARTICLE I           SALE OF THE PURCHASED ASSETS; PURCHASE PRICE..................................................1
         Section 1.01      Sale of the Purchased Assets; Assumption of Assumed Liabilities........................1
         Section 1.02      Purchase Price.........................................................................3
         Section 1.03      Adjustment of Closing Payment..........................................................3
         Section 1.04      Prorations for Certain Liabilities.....................................................4

ARTICLE II          CLOSING.......................................................................................5
         Section 2.01      Closing and Closing Date...............................................................5
         Section 2.02      Seller's and Nexans' Deliveries........................................................5
         Section 2.03      Purchaser's Deliveries.................................................................6

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................7
         Section 3.01      Corporate Organization and Authority...................................................7
         Section 3.02      No Conflicts and Consent Requirements..................................................8
         Section 3.03      Governmental Approvals and Filings.....................................................8
         Section 3.04      Litigation and Claims..................................................................9
         Section 3.05      Compliance with Laws and Orders........................................................9
         Section 3.06      Purchased Inventory....................................................................9
         Section 3.07      Purchased Contracts...................................................................10
         Section 3.08      Brokers...............................................................................11
         Section 3.09      Customers, Products and Warranties and Return Policies................................11
         Section 3.10      Absence of Certain Changes or Events..................................................11
         Section 3.11      Forward Copper Buy and Tolling Arrangements...........................................11
         Section 3.12      Disclosure............................................................................11
         Section 3.13      No Other Representations..............................................................12

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................12
         Section 4.01      Corporate Organization and Authority..................................................12
         Section 4.02      Foreign Qualification.................................................................12
         Section 4.03      No Conflicts and Consent Requirements.................................................12
         Section 4.04      Governmental Approvals and Filings....................................................13
         Section 4.05      Litigation and Claims.................................................................13
         Section 4.06      Compliance with Laws and Orders.......................................................13
         Section 4.07      Availability of Funds.................................................................13
         Section 4.08      Purchaser's Investigation.............................................................14
         Section 4.09      Brokers...............................................................................14
         Section 4.10      Disclosure............................................................................14
         Section 4.11      No Other Representations..............................................................14

ARTICLE V           ADDITIONAL AGREEMENTS OF SELLER..............................................................14
         Section 5.01      Notice................................................................................14
         Section 5.02      Access to Books and Records of Business...............................................14
         Section 5.03      No Solicitation.......................................................................15
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         Section 5.04      Conduct of the Business...............................................................15
         Section 5.05      Delivery of Purchased Contracts.......................................................16

ARTICLE VI          NONCOMPETITION...............................................................................16
         Section 6.01      Covenant Not to Compete...............................................................16
         Section 6.02      Covenant Not to Solicit...............................................................16
         Section 6.03      Exceptions............................................................................16
         Section 6.04      Reasonableness........................................................................18

ARTICLE VII         ADDITIONAL MUTUAL AGREEMENTS.................................................................19
         Section 7.01      Confidentiality.......................................................................19
         Section 7.02      Post-Closing Purchases of Copper Rod by Purchaser.....................................19
         Section 7.03      Efforts and Actions to Cause Closing to Occur.........................................19
         Section 7.04      Certain Customer Arrangements.........................................................19
         Section 7.05      Consents and Back-to-Back Arrangement.................................................20
         Section 7.06      No Right to Nexans Name...............................................................22
         Section 7.07      Public Announcements..................................................................22
         Section 7.08      Updating Schedules....................................................................23
         Section 7.09      Bulk Transfer Compliance..............................................................23
         Section 7.10      Post Closing Payments.................................................................23
         Section 7.11      Transition Services...................................................................23
         Section 7.12      Further Assurances....................................................................23
         Section 7.13      Stems and Reels.......................................................................24
         Section 7.14      Customer Rebate Matters...............................................................24
         Section 7.15      Removal of Raw Materials and Work in Process..........................................24
         Section 7.16      Production Scheduling.................................................................24

ARTICLE VIII        CONDITIONS TO OBLIGATIONS OF PURCHASER.......................................................24
         Section 8.01      Accuracy of Representations and Warranties............................................24
         Section 8.02      Performance of Agreements.............................................................25
         Section 8.03      Deliveries by Seller..................................................................25
         Section 8.04      No Adverse Proceedings................................................................25
         Section 8.05      Qualified Supplier Approvals under PPAP Contracts.....................................25
         Section 8.06      Other Assurances......................................................................25

ARTICLE IX          CONDITIONS TO OBLIGATIONS OF SELLER..........................................................26
         Section 9.01      Accuracy of Representations and Warranties............................................26
         Section 9.02      Performance of Agreements.............................................................26
         Section 9.03      Deliveries by Purchaser...............................................................26
         Section 9.04      No Adverse Proceedings................................................................26
         Section 9.05      Qualified Supplier Approvals under PPAP Contracts.....................................26
         Section 9.06      Other Assurances......................................................................27

ARTICLE X           SURVIVAL AND INDEMNIFICATION.................................................................27
         Section 10.01      Survival.............................................................................27
         Section 10.02      Indemnification by Seller and Nexans.................................................27
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         Section 10.03      Indemnification by Purchaser.........................................................27
         Section 10.04      Method of Asserting Claims...........................................................28
         Section 10.05      Continued Liability for Indemnity Claims.............................................31
         Section 10.06      Limitations on Indemnification.......................................................31
         Section 10.07      Exclusive Remedies...................................................................32
         Section 10.08      Time Limits on Certain Claims........................................................32
         Section 10.09      Specific Performance.................................................................32
         Section 10.10      Adjustments to the Purchase Price....................................................32
         Section 10.11      Set-off..............................................................................33

ARTICLE XI    TERMINATION........................................................................................33
         Section 11.01      General..............................................................................33
         Section 11.02      Continuing Obligations on Termination................................................33

ARTICLE XII   DEFINITIONS........................................................................................34
         Section 12.01      Definitions..........................................................................34
         Section 12.02      Interpretation.......................................................................38

ARTICLE XIII  MISCELLANEOUS......................................................................................39
         Section 13.01      Notices..............................................................................39
         Section 13.02      Fees and Expenses....................................................................41
         Section 13.03      Entire Agreement.....................................................................41
         Section 13.04      Waiver; Remedies.....................................................................41
         Section 13.05      Amendment............................................................................41
         Section 13.06      Benefits and Binding Effect..........................................................41
         Section 13.07      Captions.............................................................................42
         Section 13.08      Exhibits and Schedules...............................................................42
         Section 13.09      Governing Law........................................................................42
         Section 13.10      Counterparts.........................................................................42
         Section 13.11      Severability.........................................................................42
         Section 13.12      No Third Party Beneficiary...........................................................42
         Section 13.13      Currency.............................................................................42
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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 27th day of August, 2004 by and among NEXANS MAGNET WIRE USA INC., a Missouri corporation ("Seller"), NEXANS CANADA INC., a corporation organized under the federal laws of Canada ("Nexans Canada"), NEXANS USA INC., a Delaware corporation ("Nexans US"; collectively with Nexans Canada, "Nexans") and ESSEX GROUP, INC., a Michigan corporation ("Purchaser"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in
Article XII.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller is engaged in the business of manufacturing and selling magnet wire and related products (the "Business") in the United States and Mexico (the "Territory");

         WHEREAS, Seller intends to close its manufacturing facility located in La Grange, Kentucky;

         WHEREAS, Seller is a wholly owned subsidiary of Nexans US, and Nexans Canada owns a majority interest in Nexans US;

         WHEREAS, Nexans will benefit from the transactions contemplated by this Agreement; and

         WHEREAS, Seller desires to sell, transfer, assign and deliver certain of its assets to Purchaser, and Purchaser desires to purchase such assets of Seller and to assume certain liabilities of Seller, all in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                  SALE OF THE PURCHASED ASSETS; PURCHASE PRICE

         Section 1.01 Sale of the Purchased Assets; Assumption of Assumed Liabilities.

         (a) Asset Purchase.

                  (i) Purchased Assets. At the Closing, on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign and deliver to Purchaser free and clear of all Liens, and Purchaser shall purchase and acquire, all of Seller's right, title and interest in, to and under only the following Assets of Seller (collectively, the "Purchased Assets"):

                           (A) Inventory. All of the Inventory of Seller in existence on the date hereof and allocated to the Purchased Contracts in accordance with the Inventory


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         Accounting Policies applied as of the date hereof (as of June 25, 2004, the portion of such Inventory constituting finished goods is described on Schedule 1.01(a)(i)(A)(1)), and any additions thereto on or before
         the  Closing  Date,   except  for  the  Inventory  listed  on  Schedule
         1.01(a)(i)(A)(2) and Inventory which is sold or disposed of by Seller on or before the Closing Date in the Ordinary Course of Business of Seller (the "Purchased Inventory"); and

                           (B) Contracts. Except as set forth on Schedule 1.01(a)(i)(B)(1), all rights in, under and with respect to (i) the Contracts between Seller and certain of its customers (including quotes issued by Seller and purchase orders received from customers) in existence on the date hereof and identified or described on Schedule 1.01(a)(i)(B)(2), (ii) any additions to such Contracts (including purchase orders received from such customers pursuant to such existing Contracts or releases under existing purchase orders relating to such existing Contracts) on or before the Closing Date entered into in accordance with Section 5.04(a), and (iii) that certain Fulfillment Agreement by and between Seller and International Impulse, Inc. dated December 22, 2003 (collectively, the "Purchased Contracts").

                  (ii) Excluded Assets. The Purchased Assets to be purchased and sold hereunder, and the term "Purchased Assets" as used herein, shall not include any other Assets of Seller.

         (b)      Assumed Liabilities.

                  (i)  Assumed  Liabilities.  As partial  consideration  for the consummation of the transactions contemplated hereby, at the Closing, on the terms and subject to the conditions set forth in this Agreement, Purchaser shall deliver to Seller the Assignment and Assumption Agreement pursuant to which Purchaser shall assume and agree to thereafter perform when due and discharge in accordance with their respective terms, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                           (A) Contracts. All liabilities and obligations arising under the Purchased Contracts that are first required to be performed after the Closing and arise out of the written terms of such Purchased Contracts as provided by Seller to Purchaser and the terms of any customer purchase orders issued after the Closing under such Purchased Contracts (including without limitation warranty obligations relating to products supplied by Purchaser after Closing and Purchased Inventory), but specifically excluding liabilities and obligations for
         (1) subject to the provisions of Section 10.03(d), breaches of such Purchased Contracts, if any, resulting from acts or omissions of Seller or its Affiliates prior to the Closing and (2) product warranties or liabilities for repair or replacement of, or refund for, damaged, defective or returned products, parts or components sold prior to the Closing. Purchaser will perform such obligations assumed by it under this Section as if it were the original party to such Purchased Contract.

                           (B) Straddle Period Liabilities. Any Straddle Period Liabilities which relate to any time beginning with and subsequent to the Closing as provided in Section 1.04 up to a maximum of $40,000.00.


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                  (ii) Excluded  Liabilities.  Notwithstanding  any provision in this Agreement or any other writing to the contrary, Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities").

         Section 1.02      Purchase Price.

         (a) Purchase Price. In consideration of the consummation of the transactions contemplated by this Agreement, Purchaser shall, in addition to assuming the Assumed Liabilities, pay to Seller the amount of $11,568,219.00, which equals the sum of (i) $9,108,219 allocated to the Purchased Inventory (the "Provisional Inventory Value") and (ii) $2,460,000 (collectively, the "Closing Payment"; the Closing Payment, together with any adjustment as provided in
Section 1.03, shall be referred to herein as the "Purchase Price").

         (b) Payment of Closing Payment. At Closing, Purchaser shall pay the Closing Payment to Seller via wire transfer of immediately available funds to the account(s) designated in a writing delivered by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date.

         Section 1.03      Adjustment of Closing Payment.

         (a) Closing Statement. As soon as practical following the Closing Date and in any event within thirty (30) days thereafter, Seller shall prepare and deliver to Purchaser a statement setting forth the amount of the Purchased
Inventory Value as of the Closing Date (the "Closing Statement"). All calculations of amounts on the Closing Statement shall be made in accordance with the accounting policies set forth on Schedule 1.03 (the "Inventory Accounting Policies").

         (b) Physical Inventory. For the purpose of preparing the Closing Statement, Seller shall conduct a physical inventory with respect to the Purchased Inventory as of the Closing Date, which shall be performed and valued in accordance with the Inventory Accounting Policies. Purchaser and its accountants shall be entitled to observe such physical inventory.

         (c) Dispute Regarding the Closing Statement. Seller shall, and Nexans shall cause Seller to, provide Purchaser and its representatives and accountants reasonable access to the books and records of Seller, including working papers of its accountants, and to any of its employees, in connection with Purchaser's review of the Closing Statement. If Purchaser disputes any items on the Closing Statement, Purchaser must deliver written notice thereof to Seller within thirty
(30) days after receipt of the Closing Statement (the "Review Period"), which written notice will specify in reasonable detail the rationale for such disagreement and the amount in dispute. Seller and Purchaser will attempt in good faith to reach an agreement as to any matters identified in such written notice as being in dispute. If Purchaser and Seller are unable to resolve such disputes within twenty (20) days after Purchaser delivers such written notice to Seller, then those matters identified in such written notice that remain in dispute will be finally and conclusively determined by an independent auditing firm of recognized international standing (the "Accountant") selected by Purchaser and Seller, which firm will not be the regular auditing firm of Purchaser or Seller. Promptly, but not later than fifteen (15) days after its


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acceptance of its  appointment,  the Accountant will determine  (based solely on written presentations by Seller, Purchaser and their respective independent accountants and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting calculation of the final Purchased Inventory Value, which report will thereupon be conclusive and binding upon Purchaser and Seller. The fees and expenses of the Accountant will be shared equally by Purchaser and Seller. If Purchaser fails to notify Seller of any disputes in accordance with the aforementioned procedures, the Closing Statement and the Purchased Inventory Value reflected thereon will be conclusive and binding on Seller and Purchaser hereto upon the expiration of the Review Period.

         (d)      Additional Payments.

                  (i) Adjustment to the Purchase Price. If the final Purchased Inventory Value (as finally determined pursuant to Section 1.03(c)) is greater than the Provisional Inventory Value, Purchaser shall, within five (5) Business Days after such final determination is made, pay such excess amount to Seller by wire transfer to an account designated in writing by Seller in immediately available funds. If such final Purchased Inventory Value is less than the Provisional Inventory Value, Seller shall, within five (5) Business Days after such final determination is made, pay such shortfall amount to Purchaser by wire transfer to an account designated in writing by Purchaser in immediately available funds.

                  (ii) Payment of Nondisputed Amounts. Notwithstanding anything herein to the contrary, any amounts which are owed by one party to another party pending final resolution of the Purchased Inventory Value and which are not in dispute between Seller and Purchaser shall be paid within five
(5) Business Days following the date on which such amounts not in dispute are agreed upon.

                  (iii) Interest. Any payments made after the Closing pursuant to this Section 1.03 as a result of an adjustment to the Purchase Price hereunder shall bear interest from the Closing Date to the date of payment at the Closing Date Interest Rate which interest shall be calculated on the basis of a 365-day year.

         Section 1.04      Prorations for Certain Liabilities.

         Seller and Purchaser agree to prorate all liability for 2004 personal property Taxes (the "Straddle Period Liabilities") owing with respect to the Purchased Assets in accordance herewith. Seller shall pay all such Straddle Period Liabilities on or with respect to the Purchased Assets to the extent such Straddle Period Liabilities relate to any time period ending on or before the Closing, and Purchaser shall pay all Straddle Period Liabilities on or with respect to the Purchased Assets to the extent such Straddle Period Liabilities relate to periods beginning with and subsequent to the Closing up to a maximum of $40,000, with all amounts in excess thereof to be paid by Seller. The parties each agree to make payment on a Straddle Period Liability within two Business Days prior to such liability becoming past due and in the event a party fails to do so, then any penalties associated with such late payment shall not be divided between the parties but shall be the sole responsibility of the party failing to pay timely.


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                                   ARTICLE II

                                     CLOSING
                                     -------


         Section 2.01      Closing and Closing Date.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 10 a.m. North Carolina Time on September 7, 2004, subject to the fulfillment or waiver of the conditions precedent referred to in Articles VIII and IX or on such other date as the parties hereto may mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date". The Closing shall be held at the offices of Moore & Van Allen PLLC, at Bank of America Corporate Center, 100 North Tryon Street, Floor 47, Charlotte, North Carolina 28202 or such other location as may be agreed to by the parties hereto.

         Section 2.02      Seller's and Nexans' Deliveries.

         On or before Closing, Seller or Nexans, as applicable, shall deliver to Purchaser the following documents or items which, except for any such document the form of which is attached as an Exhibit hereto, shall be reasonably satisfactory in form and content to Purchaser and its counsel:

         (a) Secretary's Certificate. A certificate from each of Seller, Nexans US and Nexans Canada in the form of Exhibit 2.02(a), executed on its behalf by its Secretary or Assistant Secretary, dated the Closing Date, certifying the following attachments:

                  (i) Good Standing Certificates. A good standing certificate with respect to such party issued within ten (10) days prior to the Closing Date by the appropriate official of the jurisdiction of incorporation of such party.

                  (ii)   Organizational   Documents  and  Operating   Documents.
         Accurate and complete copies of the Organizational Document and the Operating Document of such party.

                  (iii) Corporate Resolutions. Copies of resolutions of the Board of Directors of such party authorizing the execution, delivery and performance of this Agreement, all Related Agreements to which each is a party, and all other documents, instruments, and certificates to which each is a party contemplated hereby or thereby and the consummation of transactions contemplated hereby and thereby.

                  (iv) Incumbency Certificate. An incumbency certificate relating to the any duly authorized officer of such party, who will be executing this Agreement, any Related Agreement or any other agreement or instrument to be delivered pursuant to the terms hereof or thereof (including the name, title and signature of each such officer).

         (b) Bringdown  Certificate.  A  certificate  from Seller in the form of
Exhibit 2.02(b) executed on its behalf by its duly authorized executive officer, dated the Closing Date, to the effect that Seller has fulfilled the conditions specified in Sections 8.01 and 8.02 hereof.


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         (c) Instruments of Transfer. An instrument of assignment in the form of
Exhibit 2.02(c)(1) (the "Assignment and Assumption Agreement") and an instrument of transfer in the form of Exhibit 2.02(c)(2) (the "Bill of Sale"), as is reasonably necessary to convey fully and effectively to Purchaser the Purchased Assets in accordance with the terms hereof.

         (d) Related Agreements. All Related Agreements to which Seller is a party executed by a duly authorized signatory of Seller.

         (e) Purchased Contracts. Copies of the Purchased Contracts, together with a certificate of a duly authorized officer of Seller, in the form of
Exhibit 2.02(e) and dated the date hereof, certifying to the knowledge of such officer as to the accuracy and completeness of such copies of the Purchased Contracts.

         Section 2.03      Purchaser's Deliveries.

         On or before Closing, Purchaser shall deliver to Seller the following documents or items which, except any such documents the form of which is attached as an Exhibit hereto, shall be reasonably satisfactory in form and content to Seller and its counsel:

         (a) Payment of the Closing Payment. Purchaser shall pay the Closing Payment to Seller pursuant to Section 1.02(b) hereof.

         (b) Secretary's Certificate. A certificate from Purchaser in the form of Exhibit 2.03(b), executed on its behalf by its Secretary or Assistant Secretary, dated the Closing Date, certifying the following attachments:

                  (i) Good Standing Certificate. A good standing certificate with respect to Purchaser issued within ten (10) days prior to the Closing Date by the appropriate official of the state of incorporation of Purchaser.

                  (ii) Organizational Document and Operating Document. Accurate and complete copies of the Organizational Document and the Operating Document of Purchaser.

                  (iii) Corporate Resolutions. Copies of resolutions of the Board of Directors (and, if legally required, the stockholders) of Purchaser authorizing the execution, delivery and performance of this Agreement, all Related Agreements to which Purchaser is a party, and all other documents, instruments, and certificates contemplated hereby or thereby to which Purchaser is a party and the consummation of the transactions contemplated hereby.

                  (iv) Incumbency Certificates. An incumbency certificate of the President or any duly authorized Vice President of Purchaser who will be executing this Agreement, any Related Agreement or any other document, instrument or certificate to be delivered pursuant to the terms hereof or thereof (including the name, title and signature of each such officer).


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         (c) Bringdown Certificate. A certificate in the form of Exhibit 2.03(c)
executed on behalf of Purchaser by its duly authorized executive officer, dated the Closing Date, to the effect that Purchaser has fulfilled the conditions specified in Sections 9.01 and 9.02.

         (d) Assumptions. The Assignment and Assumption Agreement, pursuant to which Purchaser assumes the Assumed Liabilities.

         (e) Resale Exemption Certificates. A resale exemption certificate issued to Purchaser by each of the following states: Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Kentucky, Missouri, New Hampshire, New Jersey, Michigan, Minnesota, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas and Wisconsin.

         (f) Related Agreements. All Related Agreements to which Purchaser is a party executed by a duly authorized signatory of Purchaser.

         (g) Contracts Certificate. A certificate of a duly authorized officer of Purchaser, in the form of Exhibit 2.02(e) and dated the date hereof, confirming receipt of the Purchased Contracts.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Except as set forth in the attached Schedules prepared by Seller and delivered to Purchaser simultaneously with the execution hereof, Seller represents and warrants to Purchaser that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date). The inclusion of any information in any Schedule or other document delivered by Seller pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

         Section 3.01      Corporate Organization and Authority.

         (a) Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, with full corporate power and authority to conduct its business as now conducted and to own, lease and use its Assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required in connection with Seller's ownership of the Purchased Assets.

         (b) Power and Authority. Each of Seller and Nexans has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller and Nexans and the consummation of the transactions contemplated hereby by Seller and Nexans, including the sale of the Purchased Assets and the execution and performance of the Related Agreements to which Seller and Nexans are a party by Seller and Nexans have been duly authorized by all requisite corporate action on the part of Seller and Nexans. This Agreement constitutes, and the Related Agreements to which Seller and Nexans are a party and the other instruments and documents to be executed and delivered by

Seller and Nexans hereunder will, when executed and delivered, constitute the legal, valid and binding obligations of each of Seller and Nexans, enforceable against such party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws or general principles of equity.

         Section 3.02      No Conflicts and Consent Requirements.

         (a) The execution and delivery of this Agreement by Seller and Nexans do not, and the execution and delivery by Seller and Nexans of the Related Agreements to which each is a party, the performance by Seller and Nexans of their respective obligations under this Agreement and such Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not:

                  (i)   conflict   with  or  violate   any   provision   of  the
         Organizational Document or Operating Document of Seller or Nexans;

                  (ii) conflict with, violate or breach any Law or Order applicable to either of Seller or Nexans or to any of Seller's assets, other than any such conflict, violation or breach which, individually or in the aggregate with all other such conflicts, violations or breaches, could not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any Related Agreement or Seller's or Nexans' ability to perform their respective obligations thereunder, an adverse effect on the Purchased Assets or a material adverse effect on Seller's business; or

                  (iii) except as set forth in the column on Schedule 1.01(a)(i)(B)(2) entitled "Assignment Restrictions" (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) result in the creation or imposition of any Lien upon Seller or any of its Assets under any Purchased Contract to which Seller is a party or by which any of its Assets are bound, except in each case as could not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any Related Agreement or Seller's or Nexans' ability to perform their respective obligations hereunder thereunder, or an adverse effect on the Purchased Assets.

         (b) The column on Schedule 1.01(a)(i)(B)(2) entitled "Assignment Restrictions" sets forth each action, consent, approval, notification, waiver, authorization, order or filing under any Purchased Contract that, to the Knowledge of Seller, is necessary to be made or obtained by Seller with respect to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby in order to avoid a breach or violation of, or giving rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under, any such Contract.

         Section 3.03      Governmental Approvals and Filings.

         Neither the execution, delivery, or performance of this Agreement or any Related Agreement to which it is a party by Seller or Nexans nor the consummation of the transactions contemplated hereby or thereby will require the consent of, filing with or notice to any Governmental Authority on the part of Seller or Nexans.

         Section 3.04      Litigation and Claims.

         There is no Order, charge, complaint, action, suit, arbitration, proceeding, hearing, or investigation pending against, or to the Knowledge of Seller threatened against, the Purchased Assets or which, individually or in the aggregate with all other such items, could reasonably be expected to have an adverse effect on the ability of Seller or Nexans to enter into or perform its obligations under this Agreement or any Related Agreement to which Seller or Nexans is a party or to consummate the transactions contemplated hereby or thereby.

         Section 3.05      Compliance with Laws and Orders.

         Neither Seller nor Nexans is in violation of or in default under any Law or Order applicable to the Purchased Assets or the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have an adverse effect on the ability of either Seller or Nexans to enter into or perform its obligations under this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby.

         Section 3.06      Purchased Inventory.

         All Purchased Inventory consists of a quality and quantity usable and saleable in the Ordinary Course of Business of Seller under and pursuant to the terms of the Purchased Contracts, subject to the reserve therefor established pursuant to the Inventory Accounting Policies. Schedule 1.01(a)(i)(A)(1) contains a description of the portion of Seller's Inventory constituting finished goods which was in existence on June 25, 2004 and allocated to the Purchased Contracts in accordance with Exhibit A attached to the Inventory Accounting Policies, and Schedule 3.06(1) sets forth the estimated number of weeks for which the portion of Seller's Inventory constituting finished goods which was in existence on August 20, 2004 and allocated to the Purchased Contracts in accordance with the Inventory Accounting Policies (applied as of such date) is estimated to be sufficient to satisfy delivery obligations under the Purchased Contracts (such estimation is based (a) the Inventory of Seller in existence on August 24, 2004 and held for sale to customers under Purchased Contracts and (b) Seller's sales to such customers during May, June and July of
2004). The values at which the Purchased Inventory is carried on the books and records of Seller reflect Seller's historical inventory valuation policy of stating such Inventory at the lower of cost (determined using the last-in, first-out method) or market value. All of the Purchased Inventory is owned by Seller and Seller has good title to the Purchased Inventory, free and clear of all Liens except Permitted Liens. All Inventory of Seller in existence on August 24 2004 and allocated to the Purchased Contracts in accordance with the Inventory Accounting Policies (applied as of such date) was located at Seller's leased warehouses, customers and La Grange, Kentucky facility as described in
Schedule 3.06(2), and, as of the Closing Date, there will be no additional locations where Purchased Inventory will be held. The column of Schedule 1.01(a)(i)(B)(2) entitled "Volume of thousands of LBS Jan-Jun 2004" contains an accurate description of the volume of Product shipped to customers under the Purchased Contracts during the period from January 1 to June 25, 2004.

         Section 3.07      Purchased Contracts.

         (a) Except for the Purchased Contracts, Seller is not a party to, bound by or subject to any Contract for the sale of magnet wire products that have been sourced more than fifty percent (50%) by products manufactured at Seller's La Grange, Kentucky facility. Each Purchased Contract is a valid and binding agreement of Seller and is in full force and effect against Seller, and, to the Knowledge of Seller, against each other party thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws or general principles of equity. To the Knowledge of Seller, no other party thereto is in default under the terms of any such Purchased Contract, nor, to the Knowledge of Seller, has any event or circumstance (other than the transaction described herein) occurred that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of Seller there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any such Purchased Contract.

         (b) Schedule 1.01(a)(i)(B)(2) sets forth (i) true and correct summaries of the Purchased Contracts in existence on the date hereof, including the outstanding purchase orders and releases relating to such Purchased Contracts, and (ii) a sample purchase order or release issued by each of the customers identified on such Schedule (other than for The Black & Decker Corporation, because documentation for purchases and supply of Products to such customer is governed by that certain Supplier Managed Inventory Agreement referenced on
Schedule 1.01(a)(i)(B)(2) and delivered to Purchaser on the date hereof). The Purchased Contracts to be delivered by Seller to Purchaser pursuant to Section
5.05 hereof shall not contain any material term (including, without limitation, terms related to price, term, extension of term, expiration or termination, warranty, limitation of liability or assignment or delegation, but excluding quantity over which Seller has no ability to reject the related purchase order or release) that is inconsistent with the terms identified or described on or referenced in Schedule 1.01(a)(i)(B)(2). Simultaneously with the execution of this Agreement, Seller has delivered to Purchaser true, correct and complete copies of all Purchased Contracts (other than purchase orders and releases relating to such Purchased Contracts, which will be made available to Purchaser pursuant to Section 5.05).

         (c) Except as described in Schedule 1.01(a)(i)(B)(2), none of the Purchased Contracts:

                  (i) has a term (taking into account any renewal provided for therein) that extends beyond December 31, 2004;

                  (ii) involves a forward copper buying arrangement or a copper tolling arrangement; or

                  (iii)    is currently being renegotiated.

         (d) Except as described in Schedule 3.07(d), none of the Purchased Contracts requires Seller to supply any product other than the Products.

         (e) Schedule 3.07(e) sets forth a true and complete list of all rebate, allowance, customer payment and other similar programs currently offered by Seller in respect of any products sold under any of the Purchased Contracts.

         (f) There are no prepaid items under the Purchased Contracts.

         (g) No party to any of the Purchased Contracts has made, asserted or, to the Knowledge of Seller, has any defense, setoff or counterclaim under the Purchased Contract to which it is a party or has exercised any option granted to it to cancel, terminate or shorten the term of such Purchased Contract, which has not been resolved prior to the date hereof.

         Section 3.08      Brokers.

         No broker or other representative has acted on behalf of Seller or Nexans in connection with the transactions contemplated hereby in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

         Section 3.09      Customers,   Products  and   Warranties   and  Return
                           Policies.

         (a) Nexans has no patents covering the Products subject to the Purchased Contracts.

         (b) Schedule 3.09(b) sets forth a summary of product returns for 2003 and 2004 year-to-date through August 20, 2004 for each customer identified in the column on Schedule 1.01(a)(i)(B)(2) entitled "Customer."

         Section 3.10      Absence of Certain Changes or Events.

         Except as set forth on Schedule 3.10, since June 30, 2004, Seller has operated its business related to the Purchased Assets in the Ordinary Course of Business of Seller.

         Section 3.11      Forward Copper Buy and Tolling Arrangements.

         Schedule 7.04(a) sets forth an accurate and complete summary of the material terms of all Forward Copper Buy Arrangements in effect on August 20, 2004, and attached to Schedule 7.04(b) is a copy of documents previously executed in connection with the Mitsubishi Arrangement. Except as set forth on
Schedule 7.04(a) and Schedule 7.04(b), there are no Forward Copper Buy Arrangements or Tolling Arrangements relating to the Purchased Contracts.

         Section 3.12      Disclosure.

         The representations and warranties of Seller contained in this Agreement, the Schedules hereto and in any certificate or document to be delivered by Seller at the Closing do not and will not contain any untrue statement of a fact and do not and will not omit to state a fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         Section 3.13      No Other Representations.

         Except for the representations and warranties expressly contained in this Agreement, neither Seller nor any other Person acting on behalf of Seller makes any representation or warranty, express or implied.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser represents and warrants to Seller that all of the statements contained in this Article IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date). The inclusion of any information in any Schedule or other document delivered by Purchaser pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

         Section 4.01      Corporate Organization and Authority.

         (a) Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to conduct its business as now conducted and to own, lease and use its Assets.

         (b) Power and Authority. Purchaser has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser, and the execution and performance of the Related Agreements to which Purchaser is a party by Purchaser have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement constitutes, and the Related Agreements to which Purchaser is a party and the other instruments and documents to be executed and delivered by Purchaser hereunder will, when executed and delivered, constitute, the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws or general principles of equity.

         Section 4.02      Foreign Qualification.

         Purchaser is duly qualified or registered to do business as a foreign corporation and is in good standing in all jurisdictions to the extent necessary to carry out the transactions contemplated by this Agreement and the Related Agreements to which Purchaser is a party.

         Section 4.03      No Conflicts and Consent Requirements.

         The execution and delivery of this Agreement by Purchaser do not, and the execution and delivery by Purchaser of the Related Agreements to which Purchaser is a party, the performance by Purchaser of its obligations under this Agreement and such Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not:

         (a) conflict with or violate any provision of the Organizational Document or Operating Document of Purchaser;

         (b) conflict with, violate or breach any Law or Order applicable to Purchaser or any of its Assets, other than any such conflict, violation or breach which, individually or in the aggregate with any other such conflicts, violations or breaches, could not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any Related
Agreement or Purchaser's ability to perform its obligations hereunder or thereunder; or

         (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets under, any Contract or License to which Purchaser is a party or by which any of its Assets are bound, except as could not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any Related Agreement or Purchaser's ability to perform its obligations hereunder or thereunder.

         Section 4.04      Governmental Approvals and Filings.

         Neither the execution, delivery, or performance of this Agreement or any Related Agreement to which it is a party by Purchaser nor the consummation of the transactions contemplated hereby or thereby will require the consent of, filing with or notice to any Governmental Authority on the part of Purchaser.

         Section 4.05      Litigation and Claims.

         There is no Order, complaint, action, suit, arbitration, proceeding, hearing, or investigation pending against, or to the knowledge of Purchaser, threatened against Purchaser or its Assets which, individually or in the aggregate with all other such items, could reasonably be expected to have an adverse effect on the ability of Purchaser to enter into or perform its obligations under this Agreement or any Related Agreement to which Purchaser is a party or to consummate the transactions contemplated hereby or thereby.

         Section 4.06      Compliance with Laws and Orders.

         Purchaser is not in violation of or in default under any Law or Order applicable to Purchaser the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have an adverse effect on the ability of Purchaser to enter into or perform its obligations under this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby.

         Section 4.07      Availability of Funds.

         Purchaser currently has access to sufficient available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Closing Payment and any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

         Section 4.08      Purchaser's Investigation.

         Purchaser has conducted its own independent investigation, review and analysis of the Purchased Assets and the Assumed Liabilities, which investigation, review and analysis was done by Purchaser and its Affiliates and, to the extent Purchaser deemed appropriate, by Purchaser's representatives. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the specific representations and warranties of Seller set forth in this Agreement and not on any other factual representations or opinions of any of Seller or Nexans or any of their representatives.

         Section 4.09      Brokers.

         No broker or other representative has acted on behalf of Purchaser in connection with the transactions contemplated hereby in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

         Section 4.10      Disclosure.

         The  representations  and  warranties  of  Purchaser  contained in this
Agreement, the Schedules hereto and in any certificate or document to be delivered by Purchaser at the Closing do not and will not contain any untrue statement of a fact and do not and will not omit to state a fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         Section 4.11      No Other Representations.

         Except for the representations and warranties expressly contained in this Agreement, neither Purchaser nor any other Person acting on behalf of a Purchaser makes any representation or warranty, express or implied.

                                    ARTICLE V

                         ADDITIONAL AGREEMENTS OF SELLER
                         -------------------------------

         Section 5.01      Notice.

         Seller shall give prompt written notice to Purchaser of any material adverse change to the Purchased Assets and any material violation of a Purchased Contract or of any representation or warranty of Seller that is no longer true in any material respect, and Seller shall give prompt written notice to Purchaser of any material development affecting the ability of Seller to consummate the transactions contemplated by this Agreement.

         Section 5.02      Access to Books and Records of Business.

         From the date hereof until the Closing Date or any earlier termination of this Agreement, Seller shall give Purchaser and its officers, employees, counsel, financial advisers, consultants, lenders and other representatives access upon reasonable notice and during normal business hours to the officers and employees of Seller and shall furnish Purchaser with all such information concerning the Business as Purchaser may reasonably request in order to review the legal, financial and business condition and affairs of the Purchased Assets and the Assumed Liabilities so long as such access does not unreasonably interfere with the operation of the Business or the use or operation of the Purchased Assets.

         Section 5.03      No Solicitation.

         From the date hereof until Closing or the earlier termination of this Agreement, neither Seller nor Nexans shall, directly or indirectly, through any officer, director, employee, contractor, representative or agent of any of them initiate, solicit or encourage, or enter into negotiations or discussions of any type, directly or indirectly, enter into a confidentiality agreement, letter of intent, or purchase agreement or other similar agreement with any Person other than Purchaser, or provide any information with respect to the Purchased Assets to any Person other than Purchaser, with respect to the acquisition of some or all of the Purchased Assets, other than the sale of inventory in the Ordinary Course of Business. Each of Seller and Nexans agrees to notify Purchaser orally (within three (3) Business Days) and in writing (as promptly as practicable) of any such proposal by a third party to do any of the foregoing which such Seller or Nexans may receive relating to any of such matters.

         Section 5.04      Conduct of the Business.

         From the date of this Agreement until the Closing Date, (i) Seller shall conduct and operate the Business with respect to the Purchased Assets in the Ordinary Course of Business and use its reasonable commercial efforts to preserve intact the Purchased Assets and (ii) Seller will not:

         (a) without the consent of Purchaser, (i) enter into any new Purchased Contract (other than a purchase order or release under any existing Purchased Contract permitted under clause (iii) of this Section 5.04(a)), (ii) amend or modify any Purchased Contract, unless such amendment or modification does not contain any material term (including, without limitation, terms related to price, quantity, term, extension of term, expiration or termination, warranty, limitation of liability or assignment or delegation) which is inconsistent with the terms of the existing Purchased Contract, or (iii) accept any purchase order or release under any existing purchase order unless such purchase order or release is related to an existing Purchased Contract and does not contain any material term (including, without limitation, terms related to price, term, extension of term, expiration or termination, warranty, limitation of liability or assignment or delegation, but excluding quantity over which Seller has no ability to reject the related purchase order or release) which is inconsistent with the terms of the existing Purchased Contract;

         (b) (i) take any action that would make any representation or warranty of Seller under this Agreement inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) fail to take any commercially reasonable action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

         (c) (i) take any action that would impair Seller's ability to perform its obligations under this Agreement or any Related Agreement or (ii) fail to take any commercially reasonable action necessary to prevent any such impairment of Seller's ability to perform its obligations under this Agreement or any Related Agreement.

         Section 5.05      Delivery of Purchased Contracts.

         Simultaneously with the Closing, Seller shall deliver to Purchaser true, correct and complete copies of all Purchased Contracts (including outstanding purchase orders or releases relating thereto) in existence on the Closing Date.


                                   ARTICLE VI

                                 NONCOMPETITION
                                 --------------

         Section 6.01      Covenant Not to Compete.

         Each of Seller and Nexans agrees that, for a period of three (3) years from the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person, manufacture Products within the Territory (the "Competitive Business").

         Section 6.02      Covenant Not to Solicit.

         Each of Seller and Nexans agrees that, for a period of two (2) years from the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person:

         (a) solicit or contact any customers who are parties to the Purchased Contracts for the purpose of, or in any way related to, providing or supplying Products within the Territory; or

         (b) solicit, induce or encourage any customer who is a party to a Purchased Contract to terminate, modify or diminish any sales made by Purchaser to such customer under any Purchased Contract.

         Section 6.03      Exceptions.

         (a) The obligations of Seller and Nexans under Section 6.01 hereof are subject to the following exceptions:

                  (i) Seller, Nexans or their Affiliates may acquire a passive equity interest of less than five percent (5%) in an entity engaged in the Competitive Business whose shares are listed on a securities exchange or regularly quoted in the over-the-counter market.

                  (ii) Seller, Nexans or their Affiliates (the "Acquiror") may acquire and operate any business (the "Acquired Business") falling within the scope of the Competitive Business, but which is not principally engaged in the Competitive Business, provided that such Acquiror shall comply with the following terms and conditions: For purposes of this paragraph, "principally engaged in the Competitive Business" means that more than thirty-five percent (35%) of the annual revenues of the Acquired Business for its immediately preceding fiscal year are generated from sales within the Territory by the Competing Portion. Immediately following its acquisition of the Acquired Business, the Acquiror shall offer to sell the portion of such Acquired Business which is engaged in the Competitive Business (the "Competing Portion") to Purchaser for cash at a price equal to the portion of the price which such Acquiror paid for the Acquired Business that is allocable to the Competing Portion as agreed upon by the parties to the acquisition (the "Acquired Business Purchase Price"). During the ninety (90) day period following the submission of such offer to Purchaser (the "Notice Period"), Purchaser may notify the Acquiror in writing (the "Notice") that Purchaser (a) is considering the purchase of the Competing Portion, and (b) does or does not believe that the Acquired Business Purchase Price reflects the fair market value of the Competing Portion (the "Competing Portion Value"). If Purchaser does not provide the Notice to the Acquiror during the Notice Period, any right of Purchaser to acquire the Competing Portion shall terminate.

                  If the Notice states that Purchaser believes that the Acquired Business Purchase Price reflects the Competing Portion Value, then such Competing Portion Value shall be final. If the Notice states that Purchaser does not believe that the Acquired Business Purchase Price reflects Competing Portion Value and the parties cannot agree upon the Competing Portion Value within a period of ten (10) days following the delivery of the Notice to the Acquiror, Purchaser shall, at its sole expense, immediately engage an investment banking firm of recognized international standing to (A) calculate the Competing Portion Value within a period of fifteen (15) days thereafter and (B) directly notify both the Acquiror and Purchaser of its calculation of the Competing Portion Value (the "First Appraisal Value"). The Competing Portion Value shall be the First Appraisal Value, unless the Acquiror delivers to Purchaser written notice of its objection to the First Appraisal Value within ten (10) days of receipt thereof (the "Objection Notice"), in which case, the Acquiror shall, at its sole expense, immediately engage an investment banking firm of recognized international standing to (C) calculate the Competing Portion Value within a period of fifteen
         (15) days after delivery of the Objection Notice, and (D) directly notify both the Acquiror and Purchaser of its calculation of the Competing Portion Value (the "Second Appraisal Value"). If the difference between the Second Appraisal Value and the First Appraisal Value is (E) not greater than 10% of the larger of the two calculations of the fair market value, then the Competing Portion Value shall be the average of the First Appraisal Value and the Second Appraisal Value, or
         (F) greater than 10% of the larger of the two calculations of the fair market value and the parties cannot agree upon the Competing Portion Value within a period of ten (10) days following the delivery of the Second Appraisal Value, then the parties shall jointly commission an independent investment banking firm of recognized international standing (the "Third Party Appraiser") to conduct a third and final calculation of the Competing Portion Value within fifteen (15) days. The Third Party Appraiser shall directly notify both the Acquiror and Purchaser of its calculation of the Competing Portion Value (the "Third Appraisal Value"). In this case, (G) if the Competing Portion Value is closer to the First Appraisal Value than the Second Appraisal Value, then the Competing Portion Value shall equal the First Appraisal Value, or (H) if the Competing Portion Value is closer to the Second Appraisal Value than the First Appraisal Value, then the Competing Portion Value shall equal the Second Appraisal Value Such determination of the

         Competing Portion Value shall be final and binding on the parties. Each party shall be responsible for its respective costs incurred in connection with this Section 6.03(a)(ii), provided that the parties shall share equally the fees and expenses of the Third Party Appraiser, if applicable.

                  Upon final determination of the Competing Portion Value in accordance with the terms of this Section 6.03(a)(ii), Purchaser shall immediately notify the Acquiror in writing whether Purchaser agrees to purchase the Competing Portion for the Competing Portion Value. If Purchaser agrees to make such purchase, the closing shall occur within thirty (30) days.

         (b) Nothing in Section 6.02 hereof shall restrict any of Seller, Nexans or any of their Affiliates from performing any warranty obligations with respect to Products previously sold by Seller, Nexans or any of their Affiliates.

         (c) Nothing in Section 6.02 hereof shall restrict resale by a distributor or customer of Seller, Nexans or their Affiliates who is not an Affiliate of Seller or Nexans.

         (d) Nothing in this Article VI shall restrict any of Seller, Nexans or any of their Affiliates from performing re-spooling or repackaging (but not manufacturing of Products) operations in the Territory.

         (e) Nothing in Section 6.02 hereof shall restrict any of Seller, Nexans or any of their Affiliates from soliciting, contacting or contracting with any Person for the sale of copper rod manufactured by, or tolling services and other services performed by, the Montreal Facility.

         (f) Nothing in this Article VI shall restrict any of Seller, Nexans or any of their Affiliates from taking any action required or permitted pursuant to
Section 7.05 hereof.

         Section 6.04      Reasonableness.

         Each of Seller and Nexans have carefully considered the nature and extent of the restrictions upon them and the rights and remedies conferred on Purchaser in this Article VI, and each of Seller and Nexans hereby acknowledges and agrees that:

         (a) the restrictions and covenants contained in this Article VI, and the rights and remedies conferred upon Purchaser, are necessary to protect the goodwill and other value of the Purchased Assets and the benefits bargained for by Purchaser in this Article VI;

         (b) the  restrictions  placed upon each of Seller and Nexans under this
Article VI are fair and reasonable in time and territory, will not prevent them from earning a livelihood, and place no greater restraint upon each of Seller and Nexans than is reasonably necessary to secure the goodwill and other value of the Purchased Assets, and the benefits bargained for by Purchaser under this Agreement; and

         (c) In the event that any provisions of this Article VI should be held to be unenforceable for any reason, such provision or portion thereof shall be modified in such a manner so as to make the provisions of this Article VI, as modified, legal and enforceable to the fullest extent permitted under applicable law.

                                   ARTICLE VII

                          ADDITIONAL MUTUAL AGREEMENTS
                          ----------------------------

         Section 7.01      Confidentiality.

         Each party hereto will, and will cause its officers, directors, employees, agents, lenders, representatives, advisers and Affiliates to, comply with all terms of that certain Confidentiality Letter Agreement dated December 12, 2003, between Nexans S.A. and Superior Essex, Inc. Following Closing, Nexans shall and, shall cause its Affiliates to, and shall use reasonable commercial efforts to cause their representatives to hold in strict confidence and not utilize in their respective business information regarding the Purchased Contracts and the quantity, quality and location of the Purchased Inventory, except any disclosure that is required by law. Notwithstanding the foregoing, following the Closing, the foregoing restrictions shall not apply to the use by Purchaser of documents and information concerning the Purchased Assets and the Assumed Liabilities furnished by Seller hereunder.

         Section 7.02      Post-Closing Purchases of Copper Rod by Purchaser.

         Purchaser shall complete the process to determine if Nexans Canada's Montreal, Quebec, Canada facility (the "Montreal Facility") qualifies for purposes of serving as a supplier of copper rod to Purchaser and, if the Montreal Facility does so qualify, shall add the Montreal Facility to its approved list for copper rod suppliers.

         Section 7.03      Efforts and Actions to Cause Closing to Occur.

         Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable Laws) to consummate the Closing as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other transactions contemplated hereby. Nothing contained in this Agreement shall require Seller to pay any consideration to any other Person from whom any such approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waiver is requested.

         Section 7.04      Certain Customer Arrangements.

         (a) Customer Forward Copper Buy Arrangement. Schedule 7.04(a) sets forth a list of all outstanding forward copper buying arrangements entered into by Seller, Nexans Canada or any of their Affiliates (including any such arrangements between Nexans Canada and one of its Affiliates) in relation to the Purchased Contracts (each, a "Forward Copper Buy Arrangement") as of August 20, 2004. Purchaser acknowledges that prior to the Closing Seller shall utilize the Forward Copper Buy Arrangements listed on Schedule 7.04(a) to deliver copper rod (as raw materials) to Seller's La Grange, Kentucky facility and to deliver finished products to customers listed thereon in respect of Purchased Contracts. Within fifteen (15) days following the Closing,

Seller shall (a) determine the amount of pounds of copper utilized by Seller up to and including the Closing Date in respect of each Forward Copper Buy
Arrangement, (b) determine the quantity of pounds of copper that remain unutilized in respect of each such Forward Copper Buy Arrangement, (c) calculate the value (positive or negative, in accordance with the terms of the Schedule 7.04(a)) of the unutilized quantity of copper by comparing the price of copper under the related Forward Copper Buy Arrangement and the average monthly COMEX price of copper for the thirty (30) days prior to the Closing Date, (d) deliver to Purchaser an updated version of Schedule 7.04(a), prepared as of the Closing Date, which calculates the total amount to be reimbursed to Purchaser in respect of the unutilized quantity of copper for each Forward Copper Buy Arrangement, and (e) pay such amount to Purchaser.

         (b) Customer Tolling Arrangement. Schedule 7.04(b) sets forth a copy of documents previously executed in connection with the Seller's business relationship with Mitsubishi Electric Automotive of America (the "Mitsubishi Arrangement"). If requested by Purchaser, Nexans Canada shall cause the Montreal Facility to continue the Mitsubishi Arrangement on a case by case basis, on terms agreeable to Purchaser and the Montreal Facility.

         Section 7.05 Consents and Back-to-Back Arrangement.

         To the extent that an attempted assignment or transfer of any Purchased Contract to be transferred to and assumed by Purchaser pursuant to Sections 1.01(a)(i)(B) and 1.01(b)(i)(A) hereof without the consent, authorization or approval of or from a Person (other than Seller or an Affiliate of Seller) that is a party thereto would constitute a breach or violation thereof, this Agreement shall not constitute a transfer or an assignment or attempted transfer or assignment of any rights or obligations thereunder. Any such Purchased Contracts which are Non-PPAP Contracts shall be governed by the Back-to-Back Arrangement as provided below, and the consent, authorization or approval of the customers under such Non-PPAP Contracts shall not be requested prior to Closing.

         As soon as reasonably practicable after the date hereof, Seller and Purchaser shall verbally notify any such Person that is a customer under a PPAP Contract (a "PPAP Customer") about the transactions contemplated hereby, and Seller shall use reasonable commercial efforts, with the cooperation of Purchaser, to obtain the written consent, authorization or approval of such PPAP Customer to such assignment or transfer. If such consent, authorization or approval is obtained prior to the Closing, the rights and obligations under such PPAP Contract shall be transferred and assigned by Seller to and assumed by Purchaser pursuant to Sections 1.01(a)(i)(B) and 1.01(b)(i)(A) hereof. Seller shall promptly furnish Purchaser copies of any consents, authorizations or approvals obtained pursuant to this Section 7.05. If any such consent, authorization or approval with respect to any such PPAP Contract shall not be obtained prior to Closing and in the case of all Non-PPAP Contracts requiring such consent, authorization or approval, Seller and Purchaser agree that (a) Purchaser shall perform all obligations of Seller arising under each such Purchased Contract that are required to be performed after the Closing as if such Purchased Contract had been assigned to Purchaser pursuant to Sections 1.01(a)(i)(B) and 1.01(b)(i)(A) hereof, and (b) Seller shall take such commercially reasonable actions as required to provide Purchaser with the benefits intended to be transferred or assigned under such Purchased Contract, including, without limitation, the enforcement for the benefit of Purchaser and at Purchaser's expense of any and all rights of Seller against a third party to such Purchased Contract arising out of the breach by such third party or otherwise (collectively, the

"Back-to-Back Arrangement"). Notwithstanding anything contained herein to the contrary, Purchaser hereby agrees to reimburse Seller and its Affiliates for all costs incurred following Closing by any of them under or in respect of any such Purchased Contract that is not transferred and assigned by Seller to Purchaser pursuant to Sections 1.01(a)(i)(B) and 1.01(b)(i)(A) hereof and indemnify Seller and its Affiliates from and against any Losses suffered or incurred following Closing by any of them under any such Purchased Contract that is not transferred and assigned by Seller to Purchaser pursuant to Sections 1.01(a)(i)(B) and 1.01(b)(i)(A) hereof (other than Losses caused by breaches of any such Purchased Contract, if any, resulting from acts or omissions of Seller or its Affiliates prior to the Closing and product warranties or liabilities for repair or replacement of, or refund for, damaged, defective or returned products, parts or components sold prior to the Closing), including, without limitation, any such costs or Losses arising out of the failure of Purchaser to supply conforming products to or for any customer under such Purchased Contract; provided that:

                  (a) such reimbursement and indemnity obligations of Purchaser with respect to any such costs or Losses under or in respect of any PPAP Contract shall be limited to an amount equal to fifty percent (50%) thereof, and

                  (b) such reimbursement and indemnity obligations of Purchaser with respect to any such costs or Losses under any Non-PPAP Contract resulting from a breach or violation of such Non-PPAP Contract caused by the delegation or subcontracting (or purported delegation or subcontracting) of Seller's obligations under such Non-PPAP Contract pursuant to the Back-to-Back Arrangement (collectively, the "Non-PPAP Losses") shall be limited to an amount equal to seventy-five percent (75%) of such Non-PPAP Losses. Notwithstanding the foregoing, the limitation on the reimbursement and indemnity obligations of Purchaser in this subparagraph (b) shall terminate at such time as twenty-five percent (25%) of the Non-PPAP Losses and the Losses suffered or incurred by all Seller Protected Parties described in Section 10.03(d) hereof total $500,000.00 in the aggregate, and such limitation shall not apply with respect to any Non-PPAP Losses caused by the failure of Purchaser to supply conforming products to any customer under any Purchased Contract.

         Immediately following the verbal notification of the PPAP Customers by Seller and Purchaser as provided above, Purchaser shall, with cooperation of Seller, seek the approval of Purchaser as a qualified supplier of magnet wire products to such PPAP Customers and shall use reasonable commercial efforts to obtain such approval as soon as possible, including, without limitation, providing sample magnet wire products to such PPAP Customers.

         Following Closing, Purchaser and Seller shall cooperate and take all commercially reasonable actions necessary to avoid or minimize any claim by or dispute with a customer under a Purchased Contract arising out of or related to
(a) the assignment or attempted assignment or the delegation or purported delegation to Purchaser of such Purchased Contract, or the (b) interpretation and construction of the terms and conditions of such Purchased Contract (a "Customer Dispute"). Notwithstanding anything in this Agreement to the contrary, Purchaser and Seller shall jointly direct and control the defense or prosecution of, and any negotiations and discussions regarding, a Customer Dispute. Each of Seller and Purchaser shall cooperate with and assist the other in resolving any Customer Dispute and shall not, without the prior written consent of the other, settle any Customer Dispute or have any discussions with or provide any information to any third party in connection therewith.

         Following Closing, Seller may elect to sell products to any PPAP Customer under a PPAP Contract that is subject to the Back-to-Back Arrangement if, in connection with the joint efforts of Seller and Purchaser to resolve a Customer Dispute involving a PPAP Customer as provided above, Seller and Purchaser mutually determine that such sales of products to such PPAP Customer are necessary or prudent in order to resolve such Customer Dispute or otherwise minimize a claim by such PPAP Customer against Seller or its Affiliates. If such determination is made, at the request of Seller, Purchaser shall sell to Seller items out of Purchased Inventory at the price paid by Purchaser for such items pursuant to this Agreement to enable Seller to make the foregoing sales to such PPAP Customer. The rights and obligations under this paragraph shall continue with respect to each such PPAP Contract until such time as the obligations thereunder terminate.

         Section 7.06      No Right to Nexans Name.

         Purchaser hereby acknowledges that following the Closing, Purchaser shall not have any rights in the name "Nexans" or any Nexans trademark or logo except as provided below. Notwithstanding the foregoing, Purchaser shall have the right to sell any Purchased Inventory and, for a period of 180 days following the Closing, Purchaser shall have the right to use any acquired packaging materials, spools, reels or labels, in each case bearing the "Nexans" name or logo at the time of Closing. Purchaser shall indemnify and hold harmless Seller and its Affiliates from and against any Losses which such parties incur as a result of any third party claim arising from the use of such items after the Closing; provided, however, Purchaser shall have no obligation for Losses incurred by Seller and its Affiliates which are attributable to the acts or omissions of such parties.

         Section 7.07      Public Announcements.

         Except as provided in Section 7.05 hereof regarding the verbal notification to the PPAP Customers by Seller and Purchaser, neither Seller, on the one hand, nor Purchaser, on the other hand, nor any of their respective Affiliates shall issue or cause the publication of any press release or other internal or external announcement with respect to this Agreement or the transactions contemplated herein or in the Related Agreements prior to the Closing Date; provided, that if, due to a change in circumstances, either party is required by applicable Law to issue a press release or external announcement with respect to this Agreement or the transactions contemplated herein or in the Related Agreements prior to the Closing Date, then the parties shall cooperate with each other to prepare a mutually agreeable press release or external announcement that satisfies the requirements of such Law. On the Closing Date, the parties hereto shall issue mutually agreeable press releases with respect to the transactions contemplated hereby. In the event that either party is required to include this Agreement with (or a summary of the terms of this Agreement or the transactions contemplated herein or in the Related Agreements) in any filing with any Governmental Authority or other public disclosure, then such party shall request, and shall use commercially reasonable efforts to obtain, confidential treatment of the Schedules to this Agreement.

         Section 7.08      Updating Schedules.

         Seller shall update the Schedules to this Agreement provided by Seller after the date hereof and prior to Closing (the "Update Period") to reflect factors, circumstances or events first arising or, in the case of representations given to the Knowledge of Seller, becoming known to Seller during the Update Period by providing Purchaser with written notice setting forth the proposed update and specifying the Schedule or Schedules to be updated thereby. For purposes of determining the extent of any indemnification obligations of Seller and Nexans under Section 10.02(a) for the falsity or incorrectness of any representation or warranty of Seller, in or pursuant to this Agreement, (a) the Schedules delivered by Seller shall be deemed to include only the information contained therein on the date of this Agreement and (b) in the case of any update to such Schedules, as provided above, prior to the Closing, such Schedules shall be deemed to include such updated information if Purchaser has accepted such update in writing in its sole discretion.

         Section 7.09      Bulk Transfer Compliance.

         Seller and Purchaser  hereby waive  compliance  with the  provisions of
Article 6 of the Uniform Commercial Code, entitled "Uniform Commercial Code - Bulk Transfers" or comparable Laws relating to bulk transfers as adopted in the various jurisdictions in which the Purchased Assets are located, to the extent applicable to the transactions contemplated hereby (collectively, the "Bulk Transfer Laws").

         Section 7.10      Post Closing Payments.

         In the event that Seller receives any payments relating to the Purchased Contracts involving obligations to be performed on or after the Closing by Purchaser, Seller shall immediately pay all of such amounts to Purchaser. In the event that Purchaser receives any payments relating to the Purchased Contracts involving obligations that were performed prior to the Closing, including without limitation, accounts receivable arising before closing, Purchaser shall immediately pay all of such amounts to Seller.

         Section 7.11      Transition Services.

         Seller agrees to provide, or cause to be provided, certain transitional services after the Closing pursuant to a Transition Services Agreement in the form attached hereto as Exhibit 7.11 (the "Transition Services Agreement").

         Section 7.12      Further Assurances.

         In addition to such actions as Seller and Nexans may otherwise be required to take under this Agreement or applicable Law in order to consummate the transactions contemplated hereby, Seller and Nexans shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as Purchaser may reasonably request from time to time before, at or after the Closing, with respect to compliance with the obligations of Purchaser, Seller or Nexans in connection with the consummation of the transactions contemplated hereby.

         Section 7.13      Stems and Reels.

         Within ninety (90) days following the Closing Date, Purchaser shall return to Seller's La Grange, Kentucky facility all stems and reels on which any raw materials or work in process is delivered to Purchaser.

         Section 7.14      Customer Rebate Matters.

         Seller and Purchaser hereby agree to allocate responsibility for, and to perform Seller's obligations in respect of, the customer rebates identified on Schedule 3.07(e) in the manner outlined on Schedule 3.07(e).

         Section 7.15      Removal of Raw Materials and Work in Process.

         Seller and Purchaser hereby agree that, following the Closing Date, Seller shall deliver, or cause to be delivered, all raw materials or work in process constituting Purchased Inventory from Seller's La Grange, Kentucky facility to Purchaser in the manner and to the destinations chosen by Purchaser, and Purchaser shall reimburse Seller for costs incurred by Seller relating thereto; provided that the costs to package and transport the enamels constituting Purchased Inventory from Seller's La Grange, Kentucky facility to a location in Indiana shall not exceed $ 25,000. Purchaser shall remit such reimbursement to Seller with ten (10) days following delivery of the related invoice(s) to Purchaser.

         Section 7.16      Production Scheduling.

         Commencing on the date hereof, Seller and Purchaser shall cooperate to adjust their respective production schedules in a commercially reasonable manner to accommodate a smooth transition of the Purchased Contracts from Seller to Purchaser on the Closing Date.



                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

         The obligations of Purchaser to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that Purchaser may, in its absolute discretion, waive one or more thereof in writing in whole or in part; provided, however, that any change or effect that results from the public announcement of the transactions contemplated herein shall not constitute a failure by Seller or Nexans to satisfy any of the conditions set forth in this Article VIII:

         Section 8.01      Accuracy of Representations and Warranties.

         The representations and warranties of Seller contained herein and in any certificate delivered pursuant hereto shall be true in all material respects (except with respect to representations and warranties that contain materiality or material adverse effect qualifiers, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of such date and the facts, circumstances or events disclosed in any update provided under Section 7.08 shall not indicate a material adverse change in the Purchased Assets and the Assumed Liabilities, taken as a whole, since the date hereof.

         Section 8.02      Performance of Agreements.

         Each of Seller and Nexans shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by it at or prior to the Closing Date.

         Section 8.03      Deliveries by Seller.

         Seller and Nexans shall have delivered to Purchaser those items required by Section 2.02.

         Section 8.04      No Adverse Proceedings.

         No action, suit or proceeding by or before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by or before any Governmental Authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, wherein an unfavorable judgment, order, decree, stipulation or injunction would
(a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect), (c) require the divestiture of any portion of the Assets or capital stock of Purchaser or impose any condition on the consummation of the transactions contemplated hereby, (d) impair the value of the Purchased Assets to Purchaser or (e) impair the ability of any party to perform its obligations under this Agreement or any Related Agreement.

         Section 8.05      Qualified Supplier Approvals under PPAP Contracts.

         At least four (4) Critical PPAP Customers shall have commenced the approval procedure pursuant to which Purchaser shall be evaluated and qualified as a supplier of magnet wire products to such customers.

         Section 8.06      Other Assurances.

         Seller shall have delivered, and shall have caused its Affiliates to deliver, to Purchaser such other and further certificates, assurances and documents as Purchaser may reasonably request in order to evidence the accuracy of the representations and warranties of Seller, the performance of covenants and agreements to be performed by Seller pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of Purchaser.

                                   ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

         The obligations of Seller to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that Seller may, in its absolute discretion, waive one or more thereof in writing in whole or in part:

         Section 9.01      Accuracy of Representations and Warranties.

         The representations and warranties of Purchaser contained herein and in any certificate delivered pursuant hereto shall be true in all material respects (except with respect to representations and warranties that contain materiality or material adverse effect qualifiers, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of such date.

         Section 9.02      Performance of Agreements.

         Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by Purchaser at or prior to the Closing Date.

         Section 9.03      Deliveries by Purchaser.

         Purchaser  shall have  delivered  to Seller  those  items  required  by
Section 2.03.

         Section 9.04      No Adverse Proceedings.

         No action, suit or proceeding by or before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by or before any Governmental Authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, wherein an unfavorable judgment, order, decree, stipulation or injunction would
(a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect) or (c) impair the ability of any party to perform its obligations under this Agreement or any Related Agreement.

         Section 9.05      Qualified Supplier Approvals under PPAP Contracts.

         At least four (4) Critical PPAP Customers shall have commenced the approval procedure pursuant to which Purchaser shall be evaluated and qualified as a supplier of magnet wire products to such customers.

         Section 9.06      Other Assurances.

         Purchaser shall have delivered, and shall have caused its Affiliates to deliver, to Seller such other and further certificates, assurances and documents as Seller may reasonably request in order to evidence the accuracy of the representations and warranties of Purchaser, the performance of covenants and agreements to be performed by Purchaser pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of Seller.


                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

         Section 10.01     Survival.

         Subject to Section 10.08 hereof, the parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing, notwithstanding any investigation at any time by or on behalf of any other party hereto.

         Section 10.02     Indemnification by Seller and Nexans.

         Subject to the other provisions of this Article X, following the Closing, Seller and Nexans shall, jointly and severally, indemnify and hold harmless Purchaser and its officers, directors, employees, consultants, agents and Affiliates (the "Purchaser Protected Parties") from and against any and all Losses suffered or incurred by a Purchaser Protected Party as a result of or arising out of:

         (a) the falsity or incorrectness of or breach of any representation or warranty of Seller in or pursuant to this Agreement; or

         (b) the failure by Seller to perform any covenant or agreement of Seller under this Agreement; or

         (c) Seller's noncompliance with the Bulk Transfer Laws, except to the extent arising out of Purchasers' failure to pay, perform and discharge the Assumed Liabilities as and when due; or

         (d) any Excluded Liability (other than, for the avoidance of doubt, any Excluded Liability giving rise to costs or Losses for which Purchaser is obligated to indemnify Seller and Seller Protected Parties pursuant to the terms of Sections 7.05 and 10.03(d)).

         Section 10.03     Indemnification by Purchaser.

         Subject to the other provisions of this Article X, following the Closing, Purchaser shall indemnify and hold harmless Seller, Nexans and their respective officers, directors, employees, consultants, agents and Affiliates (the "Seller Protected Parties") from and against any and all Losses suffered or incurred by a Seller Protected Party as a result of or arising out of:

         (a) the falsity or incorrectness of or breach of any representation or warranty of Purchaser in this Agreement; or

         (b) the failure by Purchaser to perform any covenant or agreement of Purchaser under this Agreement; or

         (c) any Assumed Liability; or

         (d) any and all liabilities or obligations under any Purchased Contract arising out of any transfer or assignment or purported transfer or assignment of such Purchased Contract pursuant to this Agreement, excluding any claim arising out of any transfer or assignment or purported transfer or assignment of such Purchased Contract based on the failure to take any action required to be taken under such Purchased Contract but not disclosed by Seller to Purchaser pursuant to Section 3.02(b).

         Section 10.04     Method of Asserting Claims.

         All claims for  indemnification  by any  Indemnified  Party  under this
Article X shall be asserted and resolved as follows:

         (a) Third Party Claims. If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article X is asserted against such Indemnified Party by a Person other than Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall give written notice and the reasonable details thereof including copies of all relevant pleadings, documents and information (collectively a "Third Party Claim Notice") to the Indemnifying Party within a period of thirty (30) days following the assertion of the Third Party Claim against the Indemnified Party (the "Third Party Claim Notice Period"). The failure by the Indemnified Party to provide the Third Party Claim Notice within the Third Party Claim Notice Period shall not impair the Indemnified Party's rights hereunder except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party's ability to defend Third Party Claim has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party within a period of thirty (30) days after its receipt of the Third Party Claim Notice (the "Third Party Claim Response Period"):

                  (i) whether the Indemnifying Party disputes its liability (or the amount thereof) to the Indemnified Party under this Article X with respect to such Third Party Claim; and

                  (ii) whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

         If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Indemnified Party against the Third Party Claim (irrespective of the notice, or the content thereof, required by Section 10.04(a)(i) above), then the Indemnifying Party at its sole cost and expense shall defend, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted to a final conclusion or will be settled at the discretion of the Indemnifying Party; provided that any settlement shall include a full release of the Indemnified Party; and provided further, that solely in the event that the settlement is a non-monetary settlement, then the consent of the Indemnified Party to such settlement shall be required, which consent shall not be unreasonably withheld or delayed. The Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the last sentence of the preceding paragraph, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. Upon either the request by the Indemnifying Party or the election by the Indemnified Party, the Indemnified Party, at its expense, shall cooperate and participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section 10.04.

         If the Indemnifying Party fails to notify the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Third Party Claim or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim
(irrespective of the notice, or the content thereof, required by Section 10.04(a)(i) above), then the Indemnified Party shall be entitled to defend or promote the Third Party Claim including any settlement thereof (with the consent of the Indemnifying Party, which shall not be unreasonably withheld). The Indemnifying Party will, at its sole cost and expense, cooperate in such defense. Notwithstanding the foregoing provisions of this Section 10.04(a), if the Indemnifying Party is determined not to be required to indemnify for such Third Party Claim pursuant to the last paragraph of this Section 10.04(a) and
Section 10.04(c), the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or the Indemnifying Party's participation therein pursuant to this paragraph.

         If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability (or the amount thereof) to the Indemnified Party with respect to the Third Party Claim under this Article X or fails to notify the Indemnified Party within the Third Party Claim Response Period whether the Indemnifying Party disputes its liability (or the amount thereof) to the Indemnified Party with respect to such Third Party Claim (irrespective of the notice, or the content thereof, required by Section 10.04(a)(ii) above), the Losses in the amount specified in the Third Party Claim Notice in the amount finally determined will be conclusively deemed a liability of the Indemnifying Party under this Article X, and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand following the final determination of the amount thereof. If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim (irrespective of the notice, or the content thereof, required by Section 10.04(a)(ii) above), the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, either party may resort to litigation in accordance with Section 10.04(c).

         (b) Other Claims. In the event any Indemnified Party should have a claim under this Article X against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly give written notice and the reasonable details thereof, including copies of all relevant information and documents (collectively, an "Indemnity Notice"), to the Indemnifying Party within a period of thirty (30) days following the discovery of the claim by the Indemnified Party (the "Claim Notice Period"). The failure by any Indemnified Party to give the Indemnity Notice within the Claim Notice Period shall not impair the Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within a period of thirty
(30) days after the receipt of the Indemnity Notice by the Indemnifying Party (the "Indemnity Response Period") whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article X with respect to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Response Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Losses in the amount specified in the Indemnity Notice in the amount finally determined, will be conclusively deemed to be a liability of the Indemnifying Party under this
Article X and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand following the final determination of the amount thereof. If the Indemnifying Party notifies the Indemnified Party within the Indemnity Response Period that the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, either party may resort to litigation in accordance with Section 10.04(c).

         (c) Resolution of Disputes. Any dispute submitted to litigation pursuant to this Section 10.04 shall be finally and conclusively determined by litigation in a court of competent jurisdiction. Each party to this Agreement agrees that the state and federal courts located in the State of Delaware shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with Article X of this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. Purchaser agrees that the process by which any suit, action or proceeding is begun may be served on it by being given to Purchaser in accordance with Section 13.01, and Seller agrees that the process by which any suit, action or proceeding is begun may be served on it by being given to Seller in accordance with Section 13.01. Notwithstanding the foregoing, any dispute regarding the Closing Statement shall be resolved exclusively in the manner provided in Section 1.03.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY
RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATION IN THIS SECTION 10.04(c).

         Section 10.05     Continued Liability for Indemnity Claims.

         The liability of any Indemnifying Party hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to Section 10.08 and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnifying Party's liability therefor is finally determined and satisfied.

         Section 10.06     Limitations on Indemnification.

         (a) Certain Types of Damages. Neither Seller, Nexans nor Purchaser, as the case may be, shall be required to provide indemnification under this Article X only for actual Losses and shall not be required to provide indemnification for any incidental, consequential or punitive damages or loss of profits or income.

         (b) Aggregate Threshold Amount. No amount of indemnity shall be payable in the case of a claim by Purchaser under Section 10.02(a) unless, until and only to the extent that Purchaser has suffered or incurred Losses as a result of or arising out of the matters described in such section in excess of $100,000.00 in the aggregate.

         (c) Inventory Claims. No amount of indemnity shall be payable in the case of a claim made by Purchaser under Section 10.02(a) with respect to any breach or violation of the representations set forth in Section 3.06 for Losses in excess of the Purchased Inventory Value related to the item or items of Purchased Inventory which are the subject of such claim.

         (d) Ceiling Amount. In no event shall the aggregate liability of Seller and Nexans (taken as a whole) under Section 10.02(a) exceed twenty percent (20%) of the Purchase Price, provided that such aggregate liability (taken as a whole) under Section 10.02(a) shall not exceed the Purchase Price with respect to any Losses arising from a breach by Seller of its representation set forth in
Section 3.07(b) hereof.

         (e) Third Party Payments. The indemnification amount which an Indemnified Party shall be entitled to receive from any Indemnifying Party with respect to any Losses pursuant to this Article X shall be reduced by and net of any recovery with respect to such Losses actually received by such Indemnified Party from third parties (including insurance proceeds, counterclaims, warranties, subrogation actions and the like).

         (f) Losses Under Purchased Contracts.  Any indemnity by Purchaser under
Section 10.03(d) hereof in respect of any PPAP Contracts shall be limited to fifty percent (50%) of Losses suffered or incurred by the Seller Protected Parties. The indemnity obligations of Purchaser under Section 10.03(d) hereof with respect to any Losses under any Non-PPAP Contract resulting from a breach or violation of such Non-PPAP Contract caused by the transfer or assignment (or purported transfer or assignment) of such Non-PPAP Contract pursuant to this Agreement shall be limited to an amount equal to seventy-five percent (75%) of such Losses. Notwithstanding the foregoing, the limitation on the indemnity obligations of Purchaser in the foregoing sentence shall terminate at such time as twenty-five percent (25%) of the Non-PPAP Losses and the Losses suffered or incurred by all Seller Protected Parties described in Section 10.03(d) hereof total $500,000.00 in the aggregate, and such limitation shall not apply with respect to any such Losses described in Section 10.03(d) caused by the failure of Purchaser to supply conforming products to any customer under any Purchased Contract.

         Section 10.07     Exclusive Remedies.

         If the Closing occurs, the remedies provided in this Article X constitute the sole and exclusive remedies available to each party hereto for recoveries against another party hereto for breaches or failures to comply with or nonfulfillments of the representations, warranties, covenants and agreements in this Agreement or in the Exhibits and Schedules hereto, except that nothing in this Agreement shall limit the right of any party to pursue any appropriate remedy at equity including, without limitation, with respect to the covenants of Seller and Nexans set forth in Sections 6.01 and 6.02 of this Agreement, and, provided further, that nothing in this Agreement shall limit any remedy available to any party based upon fraud of any other party in connection with this Agreement.

         Section 10.08     Time Limits on Certain Claims.

         Notwithstanding anything in this Agreement to the contrary, a claim by any Indemnified Party under this Article X with respect to the breach or violation of a representation or warranty may be made only if asserted within eighteen (18) months following the Closing Date with the exception that any claim for a breach or violation of Seller's representation or warranty of good title to the Purchased Inventory under Section 3.06 hereof, and any claim with respect to the breach or violation of a covenant or agreement, shall expire upon the expiration of the applicable statute of limitations under applicable Laws relating thereto. Notwithstanding anything in this Agreement to the contrary, any claim not made within the foregoing relevant time period shall expire and be forever barred.

         Section 10.09     Specific Performance.

         Each of the parties hereto acknowledges that the rights of each other party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that a party violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, then each other party may be without an adequate remedy at Law. Each party agrees, therefore, that in the event it violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, each other party may, in addition to any remedies hereunder for damages or other relief, institute and prosecute an action in the court specified in Section 10.04(c) hereof to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         Section 10.10     Adjustments to the Purchase Price.

         All amounts paid pursuant to this Article X by Seller to Purchaser or by Purchaser to Seller, as the case may be, shall be treated by such parties as an adjustment to the Purchase Price, to the extent permitted by Law.

         Section 10.11     Set-off.

         Purchaser and Seller shall each be entitled to set-off any amount or right it may be entitled to hereunder against any amount, right or obligation owed to the other party under this Agreement or any agreement entered into in connection herewith.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

         Section 11.01     General.

         This Agreement may be terminated and the Closing abandoned at any time prior to the Closing:

         (a) by mutual agreement of Purchaser and Seller;

         (b) by Seller, if Seller is not in breach in any material respect of any of its representations, warranties, covenants and agreements in this Agreement and if the Closing has not occurred on or prior to September 11, 2004;

         (c) by Purchaser, if Purchaser is not in breach in any material respect of any of its representations, warranties, covenants and agreements in this Agreement and if the Closing has not occurred on or prior to September 11, 2004;

         (d)  by  Seller  if   Purchaser   shall  have   breached   any  of  its
representations, warranties, covenants or other agreements contained in this Agreement that would give rise to the failure of a condition set forth in
Article IX, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by Seller to Purchaser specifying such breach; provided that Seller may not terminate this Agreement pursuant to this
Section 11.01(d) at any time when Seller is in material breach of this Agreement; or

         (e)  by  Purchaser  if  Seller  or  Nexans  shall  have   breached  any
representation, warranty, covenant or other agreement contained in this Agreement that would give rise to the failure of a condition set forth in
Article VIII, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by Purchaser to Seller specifying such breach; provided that Purchaser may not terminate this Agreement pursuant to this Section 11.01(e) at any time when Purchaser is in material breach of this Agreement.

         Section 11.02     Continuing Obligations on Termination.

         The continuing liability of the parties to this Agreement with respect to any breach or nonperformance of any representation, warranty, covenant or agreement contained in this Agreement shall not be affected by such termination or abandonment, unless this Agreement is terminated or abandoned by agreement of the parties pursuant to Section 11.01(a) of this Agreement.

                                   ARTICLE XII

                                   DEFINITIONS
                                   -----------

         Section 12.01     Definitions.

         As used in this Agreement, the following defined terms have the meanings indicated below:

         "Accountant" shall have the meaning set forth in Section 1.03(c).

         "Acquiror" shall have the meaning set forth in Section 6.03(a)(ii).

         "Acquired Business" shall have the meaning set forth in Section 6.03(a)(ii).

         "Acquired  Business Purchase Price" shall have the meaning set forth in
Section 6.03(a)(ii).

         "Affiliate" shall mean any Person that directly, or indirectly, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person.

         "Agreement" shall have the meaning set forth in the introduction.

         "Assets" of any Person means all assets, properties, rights and privileges of every kind and nature (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise, whether or not carried on the books and records of such Person, and wherever located), including the goodwill related thereto, owned, licensed or leased by such Person.

         "Assumed Liabilities" shall have the meaning set forth in Section 1.01(b)(i).

         "Assignment and Assumption Agreement" shall have the meaning set forth in Section 2.02(c).

         "Back-to-Back Arrangement" shall have the meaning set forth in Section 7.05.

         "Bills of Sale" shall have the meaning set forth in Section 2.02(c).

         "Bulk Transfer Laws" shall have the meaning set forth in Section 7.09.

         "Business" shall have the meaning set forth in the recitals.

         "Business Day" shall mean a day (other than Saturday or Sunday) on which banks are generally open in the State of New York, USA for ordinary business.

         "Claim Notice Period" shall have the meaning set forth in Section 10.04(b).

         "Closing" shall have the meaning set forth in Section 2.01.

         "Closing Date" shall have the meaning set forth in Section 2.01.

         "Closing Date Interest Rate" means the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the three (3) month London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the Closing Date plus 1.0%; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the average of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) plus 1.0%. If for any reason such rate is not available, the term "Closing Date Interest Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the three (3) month London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the Closing Date plus 1.0%.

         "Closing Payment" shall have the meaning set forth in Section 1.02(b).

         "Closing  Statement"  shall  have the  meaning  set  forth  in  Section
1.03(a).

         "Competing Portion" shall have the meaning set forth in Section 6.03(a)(ii).

         "Competing Portion Value" shall have the meaning set forth in Section 6.03(a)(ii).

         "Competitive  Business"  shall  have the  meaning  set forth in Section
6.01.

         "Contract" shall mean all written or oral contracts, agreements, license agreements, sublicenses, assignments, purchase agreements, purchase orders, sales orders, offers to sell, distribution agreements, rights to discounts, and rights under any of the foregoing.

         "Critical PPAP Customers" shall mean the following PPAP Customers: Borg Warner, CME, Delphi, Fasco - Eaton Rapids, Mitsubishi - Mason, Toyota, Valeo and Wabash Tech.

         "Customer Dispute" shall have the meaning set forth in Section 7.05.

         "Excluded Liabilities" shall have the meaning set forth in Section 1.01(b)(ii).

         "First Appraisal Value" shall have the meaning set forth in Section 6.03(a)(ii).

         "Forward  Copper Buy  Arrangement"  shall have the meaning set forth in
Section 7.04(a).

         "Governmental Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any other country or any domestic or foreign state, province, county, city or other political subdivision.

         "Indemnified Party" shall mean any Person claiming indemnification under any provision of Article X.

         "Indemnifying Party" shall mean any Person against whom a claim for indemnification is being asserted under any provision of Article X.

         "Indemnity  Notice"  shall  have  the  meaning  set  forth  in  Section
10.04(b).

         "Indemnity Response Period" shall have the meaning set forth in Section 10.04(b).

         "Inventory" shall mean with respect to a Person all inventories of raw materials (including, without limitation, raw materials in transit to such Person and enamels in drums or bulk storage, but excluding packaging, reels, oils and lubricants), work in process (to the extent spooled or on stems and transportable) and finished goods used or held for use by such Person, including consignment inventory.

         "Inventory  Accounting  Policies"  shall have the  meaning set forth in
Section 1.03.

         "Knowledge of Seller" shall each mean the actual (and not constructive or imputed) knowledge of the following persons: Mark Chouinard (Vice President and General Manager of Magnet Wire North America), Julie Lam (Chief Financial Officer, Nexans North America), Frank Ryan (Vice President and General Counsel, Nexans North America) Patrick J. Noonan (Directeur Juridique, Nexans) and Gordon Thursfield (President, Nexans North America).

         "Law" or "Laws" shall mean any and all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, province, county, city, municipality or other political subdivision or of any Governmental Authority.

         "Licenses" shall mean all licenses, permits, certificates of authority, certificates of approval, variances, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority or third party.

         "Liens" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Losses" shall mean any and all claims, damages, fines, costs, fees, penalties, deficiencies, losses, judgments, amounts paid in settlement and expenses (including interest, court costs, reasonable fees of attorneys, accountants, consultants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

         "Mitsubishi Arrangement" shall have the meaning set forth in Section 7.04(b).

         "Montreal Facility" shall have the meaning set forth in Section 7.02.

         "Nexans," "Nexans US" and "Nexans Canada" shall each have the meaning set forth in the introduction.

         "Non -PPAP Contract" shall mean any Purchased Contract that is not a PPAP Contract.

         "Notice" shall have the meaning set forth in Section 6.03(a)(ii).

         "Notice   Period"   shall  have  the   meaning  set  forth  in  Section
6.03(a)(ii).

         "Non-PPAP Losses" have the meaning set forth in Section 7.05.

         "Objection Notice" shall have the meaning set forth in Section 6.03(a)(ii).

         "Operating Document" shall mean with respect to any corporation, public limited company, limited company, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, or other applicable documents relating to the operation, governance or management of such entity.

         "Order" shall mean any writ, judgment, decree, injunction or similar order, directive or other requirement of any Governmental Authority (in each such case whether preliminary or final).

         "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Organizational Document" shall mean with respect to any corporation, public limited company, limited company, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association or other applicable organizational or charter documents relating to the creation of such entity.

         "Permitted  Lien"  shall  mean (i) any Lien for taxes not yet due,  and
(ii) any statutory Lien arising in the Ordinary Course of Business by operation of Law with respect to a liability that is not yet due or delinquent.

         "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or Governmental Authority.

         "PPAP Contract" shall mean the Purchased Contracts relating to the customers of Seller for whom the column in Schedule 1.01(a)(i)(B)(2) entitled "Other Contract Documentation (Other than Purchase Orders)" specifically states that "PPAP in place" for such customer.

         "PPAP Customer" shall the meaning set forth in Section 7.05.

         "Products" shall mean enamel insulated only, single strand round and square copper and aluminum magnet wire, in sizes ranging from 2-32 awg.

         "Provisional  Inventory  Value"  shall  have the  meaning  set forth in
Section 1.02(a).

         "Purchase Price" shall have the meaning set forth in Section 1.02(a).

         "Purchase Price" shall have the meaning set forth in Section 1.02(a).

         "Purchased Assets" shall have the meaning set forth in Section 1.01(a)(i).

         "Purchased Contracts" shall have the meaning set forth in Section 1.01(a)(i)(B).

         "Purchased Inventory" shall have the meaning set forth in Section 1.01(a)(i)(A).

         "Purchased Inventory Value" shall mean the book value of the Purchased Inventory of Seller as of the Closing Date determined in accordance with the Inventory Accounting Policies.

         "Purchaser"  shall  have the  meaning  set  forth in the  introduction.

         "Purchaser  Protected  Parties"  shall  have the  meaning  set forth in
Section 10.02.

         "Related Agreements" shall mean the Transitional Services Agreement.

         "Review Period" shall have the meaning set forth in Section 1.03(c).

         "Second Appraisal Value" shall have the meaning set forth in Section 6.03(a)(ii).

         "Seller" shall have the meaning set forth in the introduction.

         "Seller Protected Parties" shall have the meaning set forth in Section 10.03.

         "Straddle  Period  Liabilities"  shall  have the  meaning  set forth in
Section 1.04.

         "Territory" shall have the meaning set forth in the introduction.

         "Third Appraisal Value" shall have the meaning set forth in Section 6.03(a)(ii).

         "Third Party Appraiser" shall have the meaning set forth in Section 6.03(a)(ii).

         "Third  Party  Claim"  shall  have the  meaning  set  forth in  Section
10.04(a).

         "Third Party Claim Notice" shall have the meaning set forth in Section 10.04(a).

         "Third Party Claim Notice  Period"  shall have the meaning set forth in
Section 10.04(a).

         "Third Party Claim Response Period" shall have the meaning set forth in
Section 10.04(a).

         "Transition  Services  Agreements"  shall have the meaning set forth in
Section 7.11.

         "Tolling Arrangement" shall mean the copper tolling arrangements entered into by Seller, Nexans Canada or any of their Affiliates (including any such arrangements between Nexans Canada and one of its Affiliates) in relation to the Purchased Contracts.

         "Update Period" shall have the meaning set forth in Section 7.08.

         Section 12.02     Interpretation.

         (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (c) The words "hereof," "herein," "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, recitals, paragraph, exhibit and schedule references are to the articles, sections, recitals, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

         (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (e) A reference to any party or to any party to any other Contract or document shall include such party's successors and permitted assigns. A reference to a Contract shall include all amendments and modifications thereto.

         (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

         (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         Section 13.01     Notices.

         All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given (a) when personally delivered, (b) when sent by telefax to a party at the number listed below for such party, (c) three (3) days after the day on which the same has been delivered prepaid to a national (only in the case of notices within the continental United States) or an international courier service or (d) five (5) days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

                  If to Purchaser:         Essex Group, Inc.
                                           150 Interstate North Parkway
                                           Atlanta, Georgia 30339
                                           Attention: David S. Aldridge
                                                      Executive Vice President
                                                      and Chief Financial

                                                      Officer
                                           Facsimile No.: (770) 657-6892

                  With copy to:            Essex Group, Inc.
                                           150 Interstate North Parkway
                                           Atlanta, Georgia 30339
                                           Attention: Barbara L. Blackford
                                                      Executive Vice President,
                                                      General Counsel and
                                                      Secretary
                                           Facsimile No.: (770) 657-6892

                  With copy to:            Paul, Hastings, Janofsky & Walker LLP
                                           600 Peachtree Street
                                           Suite 2400
                                           Atlanta, Georgia 30308-2222
                                           Attention: Frank Layson
                                           Facsimile No.: (404) 685-5206

                  If to Seller or          Nexans Canada Inc.
                  Nexans:                  140 Allstate Parkway
                                           Markham, Ontario L3R 0Z7
                                           Canada
                                           Attention: Gordon Thursfield
                                           Facsimile No.: (905) 944-4380

                  With copy to:            Nexans
                                           16, rue de Monceau
                                           75008 Paris
                                           France
                                           Facsimile No.:   011 331 56 69 86 36
                                           Attention: Patrick J. Noonan,
                                                      Directeur Juridique

                  With copy to:            Nexans Inc.
                                           110 N. Center Street
                                           Suite 204
                                           Hickory, North Carolina 28601
                                           Attention: Frank S. Ryan, General
                                                      Counsel
                                           Facsimile No.: (828) 323-8735

                  With copy to:            Moore & Van Allen PLLC
                                           100 North Tryon Street
                                           Suite 4700

                                           Charlotte, North Carolina 28202-4003
                                           Attention: John V. McIntosh
                                           Facsimile No.:  (704) 378-2062


         Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         Section 13.02     Fees and Expenses.

         Subject to the provisions of Sections 1.03(c) and 6.03(a)(ii) with respect to the fees paid to the Accountant and the Third Party Appraiser, respectively, Seller, Nexans and Purchaser shall each bear their own expenses in connection with the negotiation and preparation of this Agreement, all documents and instruments contemplated hereby, the Related Agreements and the consummation of the transactions contemplated hereby, including the fees and expenses of their respective counsel, accountants, investment bankers and consultants; provided that Purchaser shall pay for any sales and transfer taxes payable as a result of the transactions contemplated hereby (including the transfer of the Purchased Assets by Seller to Purchaser).

         Section 13.03     Entire Agreement.

         This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and together with the Exhibits and Schedules hereto contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

         Section 13.04     Waiver; Remedies.

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         Section 13.05     Amendment.

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         Section 13.06     Benefits and Binding Effect.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Purchaser may transfer or assign its rights hereunder or under any agreement entered into in connection herewith to any Person which acquires all or substantially all of Purchaser's magnet wire business in the United States, provided that such person specifically assumes all obligations of Purchaser hereunder, but no such transfer or assignment shall relieve Purchaser of its obligations hereunder or thereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         Section 13.07     Captions.

         The captions used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         Section 13.08     Exhibits and Schedules.

         All Exhibits and Schedules referred to in this Agreement, all attachments to Exhibits or Schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full herein.

         Section 13.09     Governing Law.

         This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         Section 13.10     Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         Section 13.11     Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 13.12     No Third Party Beneficiary.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         Section 13.13     Currency.

         All payments due or contemplated hereunder shall be calculated and paid in the currency of the United States of America.

                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                           SELLER:
                                           -------

                                           NEXANS MAGNET WIRE USA INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           NEXANS:
                                           -------

                                           NEXANS CANADA INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           NEXANS USA INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           PURCHASER:
                                           ----------

                                           ESSEX GROUP, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                             Schedules and Exhibits
                             ----------------------

Schedule 1.01(a)(i)(A)(1)  Purchased Inventory

Schedule 1.01(a)(i)(A)(2)  Excluded Inventory

Schedule 1.01(a)(i)(B)(1)  Excluded Contracts

Schedule 1.01(a)(i)(B)(2)  Purchased Contracts (Summaries and Sample Purchase
                           Orders / Releases)

Schedule 1.03              Inventory Accounting Policies and June 25, 2004
                           Inventory

Schedule 3.06(1)           Estimate of Customer Inventory as of August 24, 2004

Schedule 3.06(2)           Location of Inventory as of August 24, 2004

Schedule 3.07(d)           Products under Purchased Contracts

Schedule 3.07(e)           Customer Rebate Programs

Schedule 3.09(b)           Product Returns Under Purchased Contracts

Schedule 3.10              Absence of Certain Changes

Schedule 7.04(a)           Forward Copper Buy Arrangements as of August 20, 2004

Schedule 7.04(b)           Mitsubishi Arrangement

Exhibit 2.02(a)            Seller's Secretary's Certificate

Exhibit 2.02(b)            Seller's Bringdown Certificate

Exhibit 2.02(c)(1)         Assignment and Assumption Agreement

Exhibit 2.02(c)(2)         Bill of Sale

Exhibit 2.02(e)            Certificate for Delivery and Receipt of Purchased
                           Contracts

Exhibit 2.03(b)            Purchaser's Secretary's Certificate

Exhibit 2.03(c)            Purchaser's Bringdown Certificate

Exhibit 7.11               Transition Services Agreement